UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
August 15, 2006

PEDIATRIC PROSTHETICS, INC.
(Exact name of registrant as specified in its charter)

IDAHO
(State or other jurisdiction of incorporation)

000-51804	68-0566694
(Commission File Number)	(IRS Employer Identification No.)

12926 Willowchase Drive
Houston, Texas
 (Address of principal executive offices)

77070
(Zip Code)

(281) 897-1108
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a) NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.
Restatement and non-reliance
On August 15, 2006, Pediatric Prosthetics, Inc. (the “Registrant” or the “Company”) concluded that it needed to restate certain of its historical financial statements and other financial information for the quarters ended March 31, 2006, December 31, 2005 and September 30, 2005 (the “Quarterly Financial Information”), and the year ended June 30, 2005 (the “Annual Financial Information”). The financial information included in the quarterly periods was unaudited, and the year ended June 30, 2005 information was audited.

The Company’s Chief Accounting Officer, Kenneth W. Bean made the determination that the financial statements should be restated based on his analysis of issues raised by the Securities and Exchange Commission (“SEC”) in comment letters received by the Registrant on March 10, 2006 and August 10, 2006. The comment letters were prepared by the SEC in connection with their review of the Company’s registration statement on Form 10SB, originally filed on February 13, 2006.  Upon further review of the Quarterly Financial Information and Annual Financial Information, Mr. Bean determined that the following restatements and revisions to the Registrant’s previously filed financial statements would need to be made:

Revenue recognition - change from cash basis to accrual basis.  The Company previously improperly used the cash basis of accounting to recognized revenue earned through third parties, referred to as “Host Affiliates.”  However, accounting principles generally accepted in the United States of America require that revenue be recognized using the accrual method.

Recognition of allowance for doubtful accounts - related to receivables now recognized under the accrual basis. As described above, the Company’s previously improperly used the cash basis of accounting to recognize revenue earned through third parties, referred to as “Host Affiliates.” Use of the cash basis of accounting for Host Affiliates revenues eliminated the need to recognize a related allowance for doubtful accounts because Host Affiliate receivables were not recorded on the balance sheet. When the accounting for Host Affiliate revenue changed to the accrual method, a related allowance for doubtful accounts became necessary.

Revenue gross up - to present sales through Host Affiliates on a gross basis. The revenue from Host Affiliates had previously been improperly recorded, net of the related cost of sales, as a fee for services. Adjustments were required to properly present Host Affiliate revenue on a gross basis.

Shares issued to consultant - reversal of unearned compensation expense. The Company had previously improperly recognized all compensation expense related to compensatory common stock issuances to consultants, at the date of issue.  However, accounting principles generally accepted in the United States of America require that the compensation expense be recognized over the service period.

Common stock surrendered - reversal of income recognized upon the surrender of common stock. The Company had previously improperly recognized reversal of compensation expense upon surrender of shares of common stock originally given as compensatory common stock issuances to a consultant. Accounting principles generally accepted in the United States of America require that the surrender of common stock be treated as the acquisition of treasury shares, with no reversal of the related compensation expense.

Convertible debt - accounting for discount recognized on convertible debt. The Company had previously failed to recognize the value of warrants and beneficial conversion features associated with convertible debt as a discount to the underlying debt, to be amortized to interest expense, using the effective interest method.

As a result, the previously issued financial statements and previously announced financial information including the Quarterly Financial Information as filed in the Company’s original Form 10-QSB filings for the quarters ended March 31, 2006, December 31, 2005, as filed with the SEC on July 5, 2006 and June 28, 2006, respectively, and the quarterly financial information for the three months ended September 30, 2005, as well as the Company’s annual financial information for the year ended June 30, 2005, contained in the Company’s Form 10-SB filing made with the SEC on February 13, 2006, should no longer be relied upon. The Registrant filed the restated financial statements in connection with its March 31, 2006 and December 31, 2005 quarterly financial information December 21, 2006 and December 22, 2006, respectively and in connection with its June 30, 2005 audited financial restatements on October 27, 2006 in connection with the Company’s Form 10-KSB for the year ended June 30, 2006.  The Company also included restated financial statements for its quarterly financial statements for the quarter ended September 30, 2005, in its 10-QSB for the quarter ended September 30, 2006, as filed with the SEC on December 5, 2006.

The Registrant’s Board of Directors discussed the matters disclosed in this Current Report on Form 8-K with Malone & Bailey, PC the Registrant’s independent registered public accounting firm.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
Exhibits.
The following exhibits are filed herewith:

Exhibit No.
99.1	Analysis of Restatement*

* Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pediatric Prosthetics, Inc.

By:	/s/ Kenneth W. Bean
Kenneth W. Bean
Chief Accounting Officer
Date: January 23, 2007